Jim Chapman, P.Geo.
2756 West 6th Avenue,
Vancouver, B.C., Canada
V6W 1K8

November 21, 2005

CONSENT OF GEOLOGICAL CONSULTANT

I, Jim Chapman of Vancouver, British Columbia, Canada, do hereby consent to the use, in the registration statement of Garpa Resources, Inc. on Form SB-2 of my geological report dated October 30, 2005, entitled “Report on KRL1248309 and KRL1248362 Claims”, and concur with the summary of the information in the report disclosed in the registration statement. I also consent to the reference to me under the heading “Interests of Named Experts and Counsel” in such registration statement.

/s/ Jim Chapman

Jim Chapman, P. Geo.